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                                                                    EXHIBIT 23.1



            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM




         We consent to the incorporation by reference in this Amendment No. 1 to Registration Statement No. 333-115300 of Enterprise Products Partners L.P. on Form S-4 of (i) our report dated March 9, 2004 (such report expresses an unqualified opinion and includes an explanatory paragraph referring to the change in the method of accounting for goodwill in 2002 and derivative instruments in 2001), appearing in the Annual Report on Form 10-K of Enterprise Products Partners L.P. for the year ended December 31, 2003, (ii) our report dated March 16, 2004 with respect to the balance sheet of Enterprise Products GP, LLC, appearing in Exhibit 99.1 to the Current Report on Form 8-K of Enterprise Products Partners L.P. filed with the Securities and Exchange Commission on March 22, 2004, and (iii) to the reference to us under the heading "Experts" in this Registration Statement.


/s/ Deloitte & Touche LLP


Houston, Texas
June 18, 2004